SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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     Rule 14a-6(e)(2))
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|_|  Soliciting Material Pursuant to Section 240.14a-12

                        Medialink Worldwide Incorporated

                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 10, 2004

To Medialink Worldwide Incorporated Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the "Company") will be held on June 10, 2004 at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

      1. To elect four directors to serve for a three-year term expiring at the annual meeting in 2007 and until their successors are elected and qualified;

      2. To amend the Company's 1996 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder and to extend the term of such Plan for an additional ten (10) years;

      3. To ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2004; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on April 19, 2004 will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND THEN COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors,


                                          -------------------------------------
                                          J. GRAEME McWHIRTER
                                          Chief Financial Officer
                                          Executive Vice President and Secretary

Dated: April 28, 2004

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           To be held on June 10, 2004

      This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the "Company" or "Medialink"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on June 10, 2004, at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

                                  INTRODUCTION

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Medialink Worldwide Incorporated, 708 Third Avenue, 8th floor, New York, NY 10017, on June 10, 2004, at 9:30 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 28, 2004.

      At the Meeting, stockholders will be asked to vote upon: (1) the election of four directors each to serve three year terms, expiring at the 2007 annual meeting; (2) the amendment of the Company's 1996 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock authorized for issuance thereunder and to extend the term of such Plan for an additional ten years; (3) the ratification of the Company's Independent Auditors; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

      Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

      The Board of Directors has fixed April 19, 2004 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 6,045,372 shares of Common Stock, each such share being entitled to one vote on each matter properly brought before the Meeting. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

         The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of ten persons in three classes, two classes consisting of three directors and one class consisting of four directors. The class whose term of office expires at the Meeting currently consists of four directors. The directors elected to this class, Bruce E. Bishop, John M. Greening, Catherine Lugbauer and Theodore Wm. Tashlik, will serve for a term of three years, expiring at the 2007 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees listed below, except for Bruce E. Bishop, are currently directors of the Company.

      Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the four nominees to serve for three-year terms expiring at the 2007 annual meeting, in each case until his successor is elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL FOUR NOMINEES.

Nominees for director for three-year term ending in 2007:

                                                                                                                   Served as
                                                                                                                 Director From
                                                                                                                 -------------
Name                                    Position with the Company or Principal Occupation
----                                    -------------------------------------------------
Bruce E. Bishop.........................Chief Financial Officer of Incepta Group plc's U.S operations

John M. Greening....................... Associate Professor and Director of the Advertising and Sales                 2003
                                        Sequence of the Graduate Program at The Medill School of
                                        Journalism at Northwestern University

Catherine Lugbauer......................Founding Partner of Kelly & Lugbauer                                          2002

Theodore Wm. Tashlik................... Member of Tashlik, Kreutzer, Goldwyn & Crandell P.C., a law firm              1992


Continuing director for term ending upon the 2006 annual meeting of stockholders:


                                                                                                                   Served as
                                                                                                                 Director From
                                                                                                                 -------------
Name                                    Position with the Company or Principal Occupation
----                                    -------------------------------------------------
J. Graeme McWhirter.................... Executive Vice President, Chief Financial Officer and Secretary               1998

James J. O'Neill....................... Private Financial Consultant                                                  1994

Paul Sagan............................. President of Akamai Technologies, Inc.                                        1997


Continuing director for term ending upon the 2005 annual meeting of stockholders:


                                                                                                                   Served as
                                                                                                                 Director From
                                                                                                                 -------------
Name                                    Position with the Company or Principal Occupation
----                                    -------------------------------------------------
Harold Finelt.......................... Venture Partner of American Research & Development, a private venture         1987
                                        capital firm

Donald Kimelman........................ Director of Information Initiatives, Venture Fund, The Pew Charitable Trusts  1987

Laurence Moskowitz..................... Chairman, President and Chief Executive Officer of the Company                1986

Executive Officers and Directors

      All nominees for election as directors are members of the present Board of Directors, except for Bruce E. Bishop. The following table sets forth certain information with respect to the executive officers, directors and the nominee for election as a director of the Company as of April 21, 2004:

Name                                      Position

Laurence Moskowitz......................  Chairman of the Board, President and
                                            Chief Executive Officer

J. Graeme McWhirter.....................  Executive Vice President, Chief
                                            Financial Officer,
                                            Secretary and Director

Richard Frisch..........................  Senior Vice President, President of
                                             Medialink Strategic Consultants

Mark Weiner.............................  Executive Vice President and
                                             Chief Executive of Delahaye

Victor Lee..............................  Senior Vice President, President of
                                             U.S. Broadcast Services

William McCarren........................  Vice President, President,
                                             U.S. Newswire

Bruce E. Bishop.........................  Nominee for Director

Harold Finelt...........................  Director

John M. Greening........................  Director

Donald Kimelman.........................  Director

Catherine Lugbauer .....................  Director

James J. O'Neill........................  Director

Paul Sagan..............................  Director

Theodore Wm. Tashlik....................  Director

      Laurence Moskowitz, 52, the founder of Medialink, has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire, which was merged into a British media company in 1985, where he was Vice President until leaving to form Medialink. A former Ernst & Young "CEO of the Year", Mr. Moskowitz was voted one of the most influential public relations executives of the century by PR Week magazine.

      J. Graeme McWhirter, 48, a co-founder of Medialink, has served as a director of the Company since April 1998 and as Chief Financial Officer since 1986 and has been Executive Vice President since 1992. From 1984 to 1988, Mr. McWhirter was Executive Vice President and Chief Financial Officer of Commonwealth Realty Trust, a publicly quoted Real Estate Investment Trust. From 1976 to 1984, Mr. McWhirter was with KPMG LLP in London and Philadelphia as a manager.

      Richard Frisch, 46, joined Medialink in June 1997 as Senior Vice President and President and Executive Officer of the MCTV Division of Medialink. From August 1995 to June 1997, Mr. Frisch was the founder and President of Corporate TV Group, Inc. From January 1995 to July 1995, Richard Frisch was the President of the Corporate Television division of Reuters New Media. From January 1991 to December 1994, Richard Frisch was Vice President of Reuters Corporate Television (formerly Visnews), producers of worldwide video communications for corporations.

      Mark Weiner, 48, CEO of Delahaye, joined Medialink in September 1994 as Vice President Research and Media Relations. From April 1986 to September 1992, Mr. Weiner served as a Managing Partner of PR Data. From September 1992 to September 1993, Mr. Weiner served as Senior Vice President of Copernicus: The Marketing Investment Strategy Group, a marketing and research consultancy. He was a columnist with McNaught Newspaper Syndicate after working with the staff of the New York Times News Service from 1979 to 1984.

      Victor Lee, 47, joined Medialink in March 2003 as Senior Vice President, Strategic Planning with responsibility for developing corporate strategy across the Company's business lines and overseeing business development initiatives, including strategic alliances, acquisitions and joint ventures. In January 2002, he was also appointed Chief Operating Officer of U.S. Broadcast Services, responsible for television and radio broadcast operations in the United States. Prior to joining Medialink, Mr. Lee was the Director of Strategic Planning for Time Inc. Previously, Mr. Lee was a director in The Walt Disney Company's Capital Cities/ABC Multimedia Group and its Capital Cities Capital venture capital operation. He also has held management positions with PepsiCo, IBM, CIBC & Co. (formerly Oppenheimer & Co.) and UBS Warburg (formerly PaineWebber).

      William McCarren, 48, co-founded U.S. Newswire in 1986 and has served as President for 17 years. Mr. McCarren also serves as Vice President of Medialink. A 17-year member of the National Press Club, Mr. McCarren is a Vice Chairman of the NPC's Speakers Committee. From 1997 to 2000 Mr. McCarren served as the Chairman of the Press Club's Newsmaker Committee, where he organized and moderated hundreds of news conferences with world and national leaders. Prior to founding U.S. Newswire, Mr. McCarren worked for wire services in New York and Philadelphia. Early in his career, he was a press secretary for political campaigns.

      Bruce E. Bishop, 43, is standing for election as a director of the Company for the first time. He has been Chief Financial Officer for Incepta Group plc's U.S. operations since 1998. During this time, he has been instrumental in developing an aggressive acquisition program to expand the U.S. operations of the Incepta Group. Additionally, he has spearheaded the integration of various business units within the Group and manages the financial affairs of the U.S. operations. He was Chief Operating Officer of Dewe Rogerson Inc. (currently part of Incepta Group plc). Prior to Dewe Rogerson, he spent five years as Chief Financial Officer at GCI Group, a top ten public relations company. Prior thereto he was a financial executive within the WPP Group, where he held a series of positions over a six-year period at various operating subsidiaries of the Group. He began his career with Price Waterhouse. He is a Certified Public Accountant and has an MBA from Fordham University.

      Harold Finelt, 43, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President, a general partner, and is now a Venture Partner of American Research & Development's venture funds. He was a managing general partner of Hospitality Technology Funds, L.P.

      John M. Greening, 52, has served as a director of the Company since November 1, 2003. He is a former executive vice president of DDB Needham, a unit of DDB, one of the world's leading advertising agency networks and a branded network of Omnicom Group (NYSE: OMC). While at DDB Needham, he held various executive positions. He is currently an associate professor and director of the advertising and sales promotion sequence of the graduate program at The Medill School of Journalism at Northwestern University.

      Donald Kimelman, 57, has served as a director of the Company since 1987. In March 1997, Mr. Kimelman became the manager of the philanthropic Venture Fund of The Pew Charitable Trusts and is currently its Director of Information Initiatives. Mr. Kimelman was the Pennsylvania editor of the Philadelphia Inquirer since January 1996 to March 1997. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer, where he had local, national, foreign and investigative assignments prior to becoming an editor. From 1981 to 1983, he was a national correspondent and from 1983 to 1987 he was Moscow bureau chief. Mr. Kimelman was deputy editor of the editorial page of the Philadelphia Inquirer from 1987 to 1993 and became foreign editor in August 1994.

      Catherine Lugbauer, 57, has served as a director of the Company since July, 2002. She is a founding partner of Kelly & Lugbauer, a consulting firm that helps corporate public relations functions improve their alignment with their organization's strategic goals. She was formerly global chief operating officer of Weber Shandwick, the world's largest public relations firm and a unit of The Interpublic Group of Companies (NYSE: IPG). Prior to becoming COO of Weber Shandwick, Ms. Lugbauer was executive vice-president at IPG's $1.5 billion Advanced Marketing Services group, responsible for acquisition and business development strategy. She also served as executive vice president/acquisitions and business development at Weber Public Relations Worldwide and executive of the Weber Group, the best-known first-generation technology public relations firm. She also has served as general manager of the New York office of Euro-RSCG's Creamer Dickson Basford. She is a founding member of the Council of Public Relations Firms, the trade association for the U.S. public relations industry, and served as its second chairman. She is an accredited member of PRSA, a past member of the Board of Directors of the Counselors Academy and former chair of PRSA's Honors and Awards Committee.

      James J. O'Neill, 66, has served as a director of the Company since 1994. He is an attorney and serves as a private financial consultant and a member of the board of directors of Companion Life Insurance Company. From 1986 to 1995, he served as an officer and Senior Vice President of Rothschild Inc., the U.S. office of the Rothschild family. From 1973 to 1986, he was the Chief Executive Officer of the Committee of Publicly Owned companies and President of its Center for U.S. Capital Markets. Mr. O'Neill served as an officer of the American Stock Exchange from 1966 to 1973 and was previously employed by the U.S. Treasury Department, Comptroller of Currency. In addition, he has served as director of a number of not for profit corporations, including the Foreign Policy Association, the American Council of Young Political Leaders and the Fund for American Studies. He was honorably discharged as a Lieutenant Commander in the U.S. Naval Reserve.

      Paul Sagan, 45, has served as a director of the Company since March 1997. Since April 1999, he has been President of Akamai Technologies, Inc., a provider of web content and Internet application delivery services, and was its Chief Operating Officer from October 1998 to March 2001. From July 1997 to July 1998, Mr. Sagan served as Senior Advisor to the World Economic Forum, a Swiss foundation whose membership is comprised of multi-national corporations. From September 1991 to December 1996, Mr. Sagan was employed by Time Warner, Inc., most recently as President and Editor of Time Inc. New Media.

      Theodore Wm. Tashlik, 64, has served as a director of the Company since 1992. Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C., which represents the Company in certain matters, for more than twenty-five years.

DIRECTORS' COMPENSATION

      Directors receive cash compensation in the amount of $2,000 for their services for each meeting attended, are reimbursed for expenses incurred in attending board meetings and receive a fee of $500 for attending other informational meetings. Audit Committee members receive a fee of $2,000 per meeting. In addition, each non-employee director is granted options annually to purchase 3,000 shares of Common Stock under the Company's 1996 Directors Stock Option Plan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      During Fiscal Year 2003, the Board of Directors held 4 meetings and took one action by unanimous written consent. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors, and the committees on which the director served.

INDEPENDENCE OF DIRECTORS

      The Board has determined that the following directors and nominee for director, who constitute a majority of the Board, are independent within the meaning of the Nasdaq listing standards: Harold Finelt, John M. Greening, Donald Kimelman, Catherine Lugbauer, James J. O'Neill, Paul Sagan and Bruce E. Bishop.

      The Board has four committees: the Audit Committee, the Stock Option Committee, the Compensation Committee and Nominating Committee.

COMMITTEES

      Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and James J. O'Neill and held 5 meetings during fiscal 2003. All of the members of the committee are "independent" as defined under rules promulgated by the National Association of Securities Dealers' listing standards. Mr. Harold Finelt is the financial expert serving on the Audit Committee.

      Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee is comprised of Messrs. Harold Finelt and Donald Kimelman and did not hold any meetings during fiscal 2003.

      Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers. The Compensation Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and James J. O'Neill and held 4 meetings during fiscal 2003. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

      Nominating Committee. The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee's charter, a copy of which is attached hereto as Appendix A. Established in February 2004, the Nominating Committee is comprised of Ms. Catherine Lugbuaer and Mr. Paul Sagan. They are non-management directors who are "independent" as defined under the rules promulgated by the National Association of Securities Dealers' listing standards.

      In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual's general understanding of the various disciplines relevant to the success of a publicly-traded company in today's global business environment; the individual's understanding of the Company's business and markets; the individual's professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience and global business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

      In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Company's secretary, J. Graeme McWhirter, at the address set forth on the first page of this Proxy Statement, who will provide it to the Committee. The Company's By-Laws set forth the procedures a stockholder must follow to nominate directors.

      It is proposed that three directors, all of whom are non-management directors, be re-elected and Bruce E. Bishop be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Alain E. Schibl has decided for personal reasons not to stand for re-election to the Board.

CORPORATE GOVERNANCE

      The Company is committed to principles of sound corporate governance. During the past year the Company has reviewed its corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission ("SEC") and the listing standards of The Nasdaq National Market Inc. ("Nasdaq"). Based on its review, the Board of Directors (1) adopted an amended and restated charter for its Audit Committee, (2) created a Nominating Committee (and adopted a charter for such committee), and (3) adopted a "Code of Ethics" that complies with the rules of the SEC and the listing standards of the Nasdaq.

POLICIES ON CODE OF ETHICS

      The members of the Board of Directors, officers and employees of the Company, including without limitation, executive and senior personnel, are required to comply with a Code of Ethics (the "Code"). The Code is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

      Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company will have such procedures in place by the time of the Meeting.

      The full text of Code of Ethics for members of the Board of Directors, officers and employees is available to stockholders upon written request without charge and will be available on the Company's website. The request must be addressed to the attention of J. Graeme McWhirter, Secretary, at the address of the Company set forth on the first page of this proxy statement.

COMMUNICATIONS WITH DIRECTORS

      A stockholder may communicate with the directors of the Company and the Company's Committees by sending an e-mail to IR@medialink.com. A stockholder may also write to any of the directors c/o Mary Buhay, Senior Vice President - Corporate Communications at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

      Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding common stock are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 2003, all of its executive officers, directors and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a), except for Richard Frisch who was late in filing one report for one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since the beginning of the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of transactions to which the Company was or is to be a party in which the amount exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

      Laurence Moskowitz has a loan from the Company. The largest aggregate amount of indebtedness outstanding at any time during the Company's last fiscal year and the amount outstanding as of April 21, 2004 is $244,472 and $127,276, respectively. The rate of interest of the loan is the 30 Day LIBOR Rate (1.12% at December 31, 2003), plus 2.75% per annum.

      During the Company's fiscal year ended December 31, 2003, Laurence Moskowitz and J. Graeme McWhirter acquired 4,639 and 5,216 shares, respectively, of the Company's Common Stock and cash consideration as a result of certain performance targets having been met by U.S. Newswire, a company acquired by the Company in 1999 in which Messrs. Moskowitz and McWhirter had an interest.

      Tashlik, Kreutzer, Goldwyn & Crandell P.C. received $297,123 in legal fees and disbursements for services performed for the Company during the Company's fiscal year ended December 31, 2003. Mr. Theodore Wm. Tashlik, a member of such firm, is a director of the Company.

      The Company has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

                            COMMON STOCK OWNERSHIP OF
                            CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

STOCK OWNERSHIP

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 21, 2004, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                                                          Shares of Common Stock
                                                                                         Beneficially Owned as of
                                                                                             April 21, 2004(1)
                                                                                           ---------------------
Executive Officers,                                                                   Number of           Percent of
Directors and 5% Stockholders                                                           Shares                Class
-----------------------------                                                         ---------           -----------
Laurence Moskowitz(2).....................................................            538,689                   8.76%
c/o Medialink Worldwide Incorporated
708 Third Avenue
New York, NY 10017

J. Graeme McWhirter(3)....................................................            248,860                   4.06%

Mark Weiner(4)............................................................             27,650                      *

Richard Frisch(5).........................................................            121,438                   2.02%

Victor Lee(6).............................................................             24,399                       *

William McCarren(7).......................................................             40,814                       *

Ivan Purdie(8)............................................................                 --                      --

Bruce E. Bishop(9)........................................................                 --                      --

Harold Finelt(10).........................................................             94,624                   1.58%

John M. Greening(11)......................................................             10,000                       *

Donald Kimelman(12).......................................................             54,400                       *

Catherine Lugbauer(13)....................................................              3,333                       *

James J. O'Neill(14)......................................................             23,800                       *

Paul Sagan(15)............................................................             39,500                       *

Alain Schibl(16)..........................................................             25,000                       *

Theodore Wm. Tashlik(17)..................................................             82,221                   1.37%

All Named Executive Officers and Directors as a Group (16 Persons)(18)              1,334,728                  20.45%

Others:

     Brown Capital Management, Inc........................................          1,386,316                  23.17%
       1201 North Calvert Street
       Baltimore, Maryland 21201

     FMR Corp.............................................................            567,100                   9.48%
       82 Devonshire Street
       Boston, Massachusetts 02109

----------

      * Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2) Includes 168,500 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(Footnotes continued from previous page)

(3) Includes 143,494 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004. Also includes 21,000 shares owned by the McWhirter Family Associates LLC which may be deemed to be beneficially owned by Mr. McWhirter.

(4) Includes 21,600 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(5) Includes 28,800 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004. The shares of Common Stock are held by Jake & Zach Media Holdings Group, Inc. Mr. Frisch, as sole shareholder of Jake & Zach Media Holdings Group, Inc., may be deemed to beneficially own all of such shares.

(6) Includes 23,399 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(7) Includes 8,450 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(8) Includes no shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(9) Includes no shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(10) Includes 21,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(11) Includes no shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(12) Includes 31,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(13) Includes 3,333 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(14) Includes 21,800 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(15) Includes 24,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(16) Includes 15,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(17) Includes 31,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

(18) Includes 542,576 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2004.

EXECUTIVE COMPENSATION

         The following table shows the compensation paid for the years ended December 31, 2003, 2002 and 2001 to (i) the Chief Executive Officer; (ii) the Company's four other most highly compensated individuals who were serving as officers on December 31, 2003 and whose salary plus bonus exceeded $100,000 for the year ended December 31, 2003 and (iii) one additional highly compensated individual who was not serving as an executive officer at the end of December 31, 2003 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                   ANNUAL COMPENSATION     AWARDS
                                                                                         SECURITIES
                                                                                         UNDERLYING
NAME AND PRINCIPAL                                                                        OPTIONS/        ALL OTHER
POSITION                                          YEAR   SALARY ($)(1)   BONUS ($)(1)     SARS(#)     COMPENSATION($)(3)
---------------------------                       ----   -------------   ------------     -------    --------------------
Laurence Moskowitz                                2003      $328,484      $ 51,604             --              $     --
Chairman of the Board,                            2002       330,667            --         20,000                 3,692
President and Chief                               2001       296,795        82,451         27,000                 7,683
Executive Officer

J. Graeme McWhirter                               2003      $296,695      $ 49,629             --              $     --
Executive Vice President,                         2002       298,667            --         18,000                 3,163
Chief Financial Officer and                       2001       294,170        61,452         23,000                 6,950
Secretary

Richard Frisch                                    2003      $525,000      $163,944             --              $     --
Senior Vice President, President                  2002       424,490       168,495(2)       8,000                    --
of Medialink Strategic Consultants                2001       322,915       234,683(2)      10,000                 2,550

Mark Weiner                                       2003      $170,000      $ 15,000             --              $     --
Executive Vice President and                      2002       160,000            --         10,000                    --
Chief Executive of Delahaye                       2001       160,000        31,000         10,000                 2,262

Ivan Purdie                                       2003      $156,163      $ 25,889             --              $395,912(4)
Executive Vice President/                         2002       270,679        20,866         12,000                17,323
Global Broadcast Services                         2001       216,197        39,636         28,000                16,258

Victor Lee                                        2003      $198,333      $ 96,000             --              $     --
Senior Vice President,                            2002       205,000        30,000         10,000                    --
President of U.S. Broadcast                       2001       152,663        12,500         23,165                    --



(1) All figures are rounded down to the nearest whole dollar. Such figures reflect bonuses paid in 2003, 2002 and 2001 for prior calendar year's performance.

(2) Includes sales commissions of $6,941 and $53,616 in 2002 and 2001, respectively.

(3) Represents matching contributions by the Company to the Company's 401(k) tax deferred savings plan (the "401(k) Plan") (and U.K. Executive Pension Plan for Ivan Purdie in the amount of $10,373) for the benefit of the executive.

(4) Includes severance in the amount of $385,539. Mr. Purdie's employment with the Company was terminated in June 2003.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING THE LAST FISCAL YEAR

        There were no stock options granted to the Named Executive Officers in 2003.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 2003 with respect to each of the Named Executive Officers.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                          SHARES      VALUE             UNDERLYING UNEXERCISED                    IN-THE-MONEY
                       ACQUIRED ON   REALIZED           OPTIONS/SARS AT FISCAL                  OPTIONS/SARS AT
NAME                   EXERCISE(#)    ($)(1)                YEAR-END(#)                       FISCALYEAR-END($)(2)
----                   -----------    ------                -----------                       --------------------
                                                    EXERCISABLE       UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
                                                    -----------       -------------       -----------        -------------
Laurence Moskowitz        --            --           159,100              22,800             5,440               8,160
J. Graeme McWhirter       --            --           139,894              20,000             4,896               7,344
Richard Frisch            --            --            27,200               8,800             2,176               3,264
Mark Weiner               --            --            18,600              10,000             2,720               4,080
Ivan Purdie               --            --            21,850              18,400             3,264               4,896
Victor Lee                --            --             6,266               9,399             2,720               4,080

(1) Difference between the fair market value of the Common Stock purchased and the exercise price on the date of exercise.

(2) Difference between the fair market value of the underlying common stock ($3.29 per share) and the exercise price for in-the-money options on December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes our equity compensation plan information as of December 31, 2003. Information is included for both equity compensation plans approved by Medialink stockowners and equity compensation plans not approved by Medialink stockholders.

                                                                                            COMMON SHARES AVAILABLE
                                COMMON SHARES TO BE ISSUED    WEIGHTED-AVERAGE EXERCISE    FOR FUTURE ISSUANCE UNDER
                                     UPON EXERCISE OF           PRICE OF OUTSTANDING       EQUITY COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,           OPTIONS, WARRANTS          [EXCLUDING SECURITIES
        PLAN CATEGORY              WARRANTS AND RIGHTS(1)            AND RIGHTS(2)           REFLECTED IN COLUMN (A)]
        -------------              ----------------------           --------------           ------------------------
                                            (A)                           (B)                          (C)
Equity compensation plans
      approved by Medialink
      stockholders                     1,218,511(3)                     $5.85                     343,907(4)

Equity compensation plans
      not approved by
      Medialink stockholders
                                   ----------------------           --------------           ------------------------
      Totals:                           1,218,511                       $5.85                       343,907
                                   ======================           =============            ========================


(1) This Column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.

(2) This column does not reflect the price of shares underlying the assumed options referred to in footnote (1) of this table. (3) Includes options to purchase shares outstanding under Medialink's Amended and Restated Stock Plan and

     Medialink's 1996  Directors Stock Option Plan.

(4) Includes shares available for future issuance under Medialink's Amended and Restated Stock Plan and Medialink's 1996 Directors Stock Option Plan.

EMPLOYMENT CONTRACTS

      The Company has entered into an amended and restated employment agreement with Laurence Moskowitz dated as of August 28, 2001. Mr. Moskowitz's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $310,000 subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Mr. Moskowitz is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company and an automobile allowance of $700 per month. The employment agreement also contains covenants prohibiting Mr. Moskowitz from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Moskowitz's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Moskowitz's employment agreement provides that if within 24 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. Moskowitz is terminated or resigns he is entitled to a lump sum amount equal to three times his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. The Company must also continue to allow Mr. Moskowitz to participate in all health and disability plans for 12 months, continue to pay his automobile allowance for up to 3 years, provide outplacement services for up to 12 months and forgive the repayment of any and all loans made to Mr. Moskowitz; provided, however, that such loan forgiveness shall only be required in the event that such change in control was not approved in advance by a majority of continuing directors (as such term is defined in the employment agreement). In addition, in the event that the payments to Mr. Moskowitz upon a change of control are subject to an excise tax, the Company shall be obligated to pay an amount equal to such excise tax and any associated interest and penalties.

      The Company has entered into an amended and restated employment agreement with J. Graeme McWhirter dated as of August 28, 2001. Mr. McWhirter's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $280,000 subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Mr. McWhirter is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company and an automobile allowance of $600 per month. The employment agreement also contains covenants prohibiting Mr. McWhirter from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. McWhirter's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. McWhirter's employment agreement provides that if within 24 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. McWhirter is terminated or resigns he is entitled to a lump sum amount equal to three times his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. The Company must also continue to allow Mr. McWhirter to participate in all health and disability plans for 12 months, continue to pay his automobile allowance for up to 3 years, and provide outplacement services for up to 12 months. In addition, in the event that the payments to Mr. McWhirter upon a change of control are subject to an excise tax, the Company shall be obligated to pay an amount equal to such excise tax and any associated interest and penalties.

      In January 2002, the Company entered into an amended and restated employment agreement with Richard Frisch terminating on December 31, 2004 pursuant to which Mr. Frisch receives an annual base salary based on the pre-tax net income of the Medialink Strategic Consultants Division of the Company; provided that, he will receive no less than $250,000 (subject to certain adjustments) for any calendar year. Mr. Frisch is also entitled to participate in the executive bonus pool as well as in all health, pension, profit sharing, and other benefits, if any, generally provided to employees of the Company. Mr. Frisch also receives an automobile allowance, including car insurance and maintenance, of up to $1,600 per month and reimbursement for the cost of his business telephone and facsimile lines. The employment agreement also contains covenants prohibiting Mr. Frisch from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Frisch's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Frisch's employment agreement provides that if within 24 months following a change in control of the Company, which change in control was not approved in advance by a majority of continuing directors of the Company (as such terms are defined in the employment agreement), Mr. Frisch is terminated or resigns for good reason, he is entitled to a lump sum amount equal to his annual Salary and Plan Bonus (as such terms are defined in the employment agreement) for the immediately preceding calendar year.

      The Company entered into an employment agreement with Mark Weiner dated as of February 14, 2001. Mr. Weiner's agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for any annual base salary of $160,000 subject to consumer price index increases, plus a bonus to be awarded based on Delahaye Medialink's financial performance. Mr. Weiner is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company. The employment agreement also contains covenants prohibiting Mr. Weiner from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Weiner's employment agreement for certain periods based on the reasons for such termination.

      Mr. Purdie's executive service agreement with the Company, dated October 21, 2002, was terminated in June 2003. The agreement provided for any annual base salary of UK (pound)180,000 plus a bonus to be awarded at the discretion of the Compensation Committee based on the Company's financial performance. Mr. Purdie was also entitled to participate in the Company's medical, dental and health insurance plan and the executive pension plan. The executive service agreement also contained covenants prohibiting Mr. Purdie from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients or prospective clients of, the Company. These restrictions survive termination of Mr. Purdie's executive service agreement for certain periods as set forth in the agreement. In addition, Mr. Purdie's employment agreement provided that if within 24 months following a change in control of the Company, which change in control was not approved in advance by a majority of continuing directors of the Company (as such terms are defined in the executive service agreement), Mr. Purdie is terminated or resigns, he is entitled to a lump sum amount equal to his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year.

      The Company entered into an employment agreement with Victor Lee dated as of March 19, 2001. Mr. Lee's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $200,000 subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Chief Executive Officer and the Compensation Committee. Mr. Lee is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company. The employment agreement also contains covenants prohibiting Mr. Lee from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Lee's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Lee's employment agreement provides that if within 6 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. Lee is terminated or resigns, he is entitled to a lump sum amount equal to his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. Mr. Lee's employment agreement also provides that he be indemnified to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the By-Laws of the Company.

      The Company may terminate the employment of the executive officers upon the death or extended disability of the executive officer or for cause (as defined). With the exception of Mr. Frisch, if the employment of an executive officer is terminated by the Company without cause or by the executive officer within one hundred and eighty (180) days prior to the end of the calendar year, the employment agreements require the Company to continue to pay the executive officer's salary for a period of twelve months from the date of termination of employment, notwithstanding that the balance of the term may be less than twelve months and the executive officer is entitled to continue to participate in the Company's hospitalization, group health benefits and disability plans. If the employment of Mr. Frisch is terminated by the Company without cause, his employment agreement requires the Company to continue to pay his salary and bonus for a period equal to the earlier of the date Mr. Frisch commences employment elsewhere or the date the term would have expired. His insurance benefits continue on the same terms and conditions as immediately prior to his termination.

                 REPORT OF THE MEDIALINK WORLDWIDE INCORPORATED
                    BOARD OF DIRECTORS COMPENSATION COMMITTEE

      The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

      The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of three non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended December 31, 2003 as they affected the executive officers of the Company.

COMPENSATION PHILOSOPHY

      The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

      In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

COMPONENTS OF EXECUTIVE COMPENSATION

      The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's Stock Option Committee which is comprised of two non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

      The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

      The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new services, improving quality of services, marketing strategies and general performance of individual job responsibilities and other factors. In addition, in determining executive compensation the Committee also considers the contribution of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

      Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with the other members of the Board and, for all of the executives other than Mr. Moskowitz, after discussions with Mr. Moskowitz.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      In addition to the factors mentioned above, the Committee's general approach in setting Mr. Moskowitz's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Moskowitz's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

                         Presented by the members of the Compensation Committee:

                         Harold Finelt
                         Donald Kimelman
                         James J. O'Neill

                             AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

      The Audit Committee of the Board of Directors (the "Committee") is comprised of three independent directors. The responsibilities of the Committee are set forth in its written charter (the "Charter"). The Board of Directors adopted an amended charter of the Audit Committee, which is included herein as Appendix B.

      The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company's independent auditors, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters.

      During fiscal year 2003 this Committee met 5 times, 1 time in person and 4 times by telephonic communication prior to the release of quarterly earnings information. The Company's senior financial management and independent auditors were in attendance at all such meetings. At each such meeting held in person, this Committee conducted a private session with the independent auditors, without the presence of management.

      The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company's independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

      The Committee has reviewed and discussed with senior management the Company's audited financial statements for the fiscal year ended December 31, 2003, included in the Company's 2003 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

      In discharging the Committee's oversight responsibility for the audit process, we have discussed with KPMG LLP ("KMPG"), the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). SAS 61 requires the Company's Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

      The Committee has obtained from KPMG a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Standards Board Standard No. 1, Independence Discussion with Audit Committees) with respect to any relationship between KPMG and the Company which in their professional judgment may reasonably be thought to bear on independence. KPMG has discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

      Based upon the foregoing review and discussions with senior management of the Company, the Committee has recommended to the Company's Board that the financial statements prepared by the Company's management and audited by its independent auditors be included in the Company's 2003 Annual Report to Stockholders, and that such financial statements for fiscal 2003 also be included in the Company's Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of KPMG as the Company's outside accounting and audit firm for 2004, and the Board has concurred in such recommendation.

      As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company's management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management's representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and
(ii) the report of the Company's independent auditors with respect to such financial statements.

      Each of the members of the Audit Committee is independent as defined under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

                                Presented by the members of the Audit Committee:

                                Harold Finelt
                                Donald Kimelman
                                James J. O'Neill

AUDIT COMMITTEE FINANCIAL EXPERT

      Medialink's Board of Directors has determined that Medialink has one independent audit committee financial expert serving on its Audit Committee. That person is Mr. Harold Finelt.


PERFORMANCE GRAPH

      The information contained in this Performance Graph shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Medialink specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

      The following line graph compares the sixty month percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Composite, the Standard & Poors 500 Composite and Nasdaq Telecomm, a peer group index for the period commencing December 31, 1998 and ending December 31, 2003. The peer group consists of 189 companies engaged in the communications industry and includes Metro Networks, Inc., United Video Satellite Group, Inc. and Panamsat Corp. The graph assumes that $100 was invested on December 31, 1998 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

                         COMPARE CUMULATIVE TOTAL RETURN
                       AMONG MEDIALINK, NASDAQ COMPOSITE,
                     NASDAQ TELECOMM AND S & P 500 COMP-LTD.

                               TOTAL RETURN INDEX




                                     [CHART]

Source: NASDAQ
            Company Name      Dec-98     Dec-99     Dec-00     Dec-01     Dec-02    Dec-03
MEDIALINK WORLDWIDE INC      $100.00    $ 47.43    $ 25.74    $ 15.38    $ 19.41   $ 19.35
S&P 500 COMP-LTD              100.00     119.53     107.41      93.40      71.57     90.46
NASDAQ INDEX COMPOSITE        100.00     185.59     112.67      88.95      60.91     91.37
NASDAQ TELECOM                100.00     202.71      92.52      47.24      21.72     36.65




                   Assumes $100 invested on December 31, 1998.
    Assumes dividend reinvested for the sixty months ended December 31, 2003.

PROPOSAL 2: AMENDMENT TO THE COMPANY'S 1996 DIRECTORS STOCK OPTION PLAN TO INCREASE BY 100,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND TO AMEND THE TERM OF THE PLAN FOR AN ADDITIONAL TEN YEARS

      At the Meeting, the stockholders will be asked to approve an amendment to the Company's 1996 Directors Stock Option Plan ("Directors Plan") to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder and to extend the term of the Directors Plan for an additional ten years to January 1, 2016. The Directors Plan provides for a total of 180,000 shares of Common Stock authorized to be granted under the Directors Plan. Through December 31, 2003, the Company has granted non-qualified stock options to purchase 180,000 shares to its directors, 32,400 shares to two directors, and 25,000, 22,800, 22,400, 19,000, 16,000 and 10,000 shares to each other director, respectively, at an average exercise price of $8.05 per share. The purpose of the Directors Plan is to advance the interest of the Company by encouraging stock ownership on the part of the directors of the Company who are not employees of the Company by enabling the Company to secure and retain the services of highly qualified persons. The Board of Directors believes that the remaining shares available for grant under the Directors Plan are insufficient to accomplish these purposes.

      THE INCREASE REQUESTED IN THE DIRECTORS PLAN IS THE FIRST PROPOSED INCREASE SINCE THE COMPANY WENT PUBLIC IN 1997. IT IS VITALLY IMPORTANT TO THE FUTURE SUCCESS OF THE COMPANY FOR THIS REQUEST TO BE APPROVED BY THE STOCKHOLDERS. IN THE LAST TWO YEARS, THE COMPANY HAS ATTRACTED THREE NEW INDEPENDENT DIRECTORS TO THE BOARD, ALL OF WHOM ARE STANDING FOR ELECTION. THESE HIGHLY COMPETENT INDIVIDUALS HAVE EXPERIENCE IN THE COMPANY'S BUSINESS AND THE SKILL SETS NECESSARY FOR THE COMPANY'S SUCCESS.

      TO ATTRACT THESE PERSONS TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS, THE COMPANY HAS OFFERED COMPARATIVELY MODEST COMPENSATION, CONSISTING OF AN INITIAL GRANT OF FAIR MARKET VALUE NON-QUALIFIED STOCK OPTIONS TO PURCHASE 10,000 SHARES, ANNUAL ADDITIONAL STOCK OPTION GRANTS TO PURCHASE 3,000 SHARES AND CASH COMPENSATION OF $2,000 PER BOARD MEETING AND $500 FOR ATTENDING INFORMATIONAL MEETINGS. AUDIT COMMITTEE MEMBERS RECEIVE A FEE OF $2,000 PER MEETING. THE COMPANY BELIEVES THAT THIS COMPENSATION PACKAGE IS BELOW THE COMPENSATION PACKAGES THAT OTHER COMPANIES OF COMPARABLE SIZE OFFER TO THEIR DIRECTORS.

      IF THE COMPANY IS TO ATTRACT AND RETAIN INDEPENDENT DIRECTORS TO SERVE ON ITS BOARD, IT MUST BE ABLE TO COMPENSATE THEM FAIRLY. IF THIS PROPOSAL IS NOT APPROVED, THE COMPANY MAY BE FORCED TO INCREASE THE CASH COMPENSATION PAID TO DIRECTORS AS A SUBSTITUTE FOR STOCK OPTION GRANTS. THE COMPANY DOES NOT BELIEVE THAT THIS ALTERNATIVE IS IN THE BEST INTERESTS OF THE STOCKHOLDERS AND URGES ITS STOCKHOLDERS TO APPROVE THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE DIRECTORS PLAN. THE COMPANY BELIEVES THAT IT IS IMPERATIVE TO APPROVE THE AMENDMENT TO THE DIRECTORS PLAN.

      Approval of the amendment requires the affirmative vote of the holders of a majority of the shares represented at the Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE DIRECTORS PLAN.

      The following summary describes certain features of the Directors Plan:

      Purposes. The purposes of the 1996 Directors Plan are to attract and retain the services of experienced and knowledgeable outside Directors of the Company and to provide equity incentives for nonemployee Directors by granting them options to purchase shares of the Company's Common Stock.

      Eligibility. The Directors Plan provides for the grant of non-qualified stock options to nonemployee members of the Board of Directors of the Company or affiliates of the Company (as such terms are defined in the Directors Plan). As of April 21, 2004, there were eight persons eligible to receive awards of stock options under the Directors Plan.

      Plan Administration. The 1996 Directors Plan is administered, subject to its terms, by the Board of Directors.

      Terms of Options. Each option granted under the Directors Plan must be evidenced by a written stock option agreement between the Company and the optionee. Under the Directors Plan, each nonemployee director who was a director as of the effective date of the Plan is entitled to automatic grant of an option to purchase 3,000 shares of the Company's Common Stock. In addition, each nonemployee director who is elected or appointed a director subsequent to the effective date of the Directors Plan shall receive an option to purchase 10,000 shares as of the date of his or her election or appointment ("Director Option"). The grant of the Director Options will be made on the anniversary date of the optionee's receipt of the option pursuant to the Directors Plan.

      Options granted under the Directors Plan are subject to the following terms and conditions:

      Exercise of Options. Each Director Option granted to Directors who were in office as of the effective date of the Plan are fully exercisable and vested as of such effective date. Each option granted to Directors for each year commencing in 1997 is exercisable in cumulative increments of 33 1/3% per year, commencing on the first anniversary of the date of the grant. Each Director Option will become exercisable in full on the third anniversary of the date of grant. Options, or any exercisable portion thereof, may be exercised only by giving written notice to the Company, accompanied by payment of the exercise price for the number of shares being purchased. The exercise price may be paid in cash or certified or bank check, by delivery of fully paid shares of Common Stock of the Company, or by the delivery of Director Options then exercisable valued at the excess of the aggregate market value of the Common Stock subject to such Directors Stock Options on the date of exercise over the aggregate option exercise price of such Directors Options.

      Exercise Price. No consideration is payable to the Company upon the grant of any option. The purchase price of the stock covered by all options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of the grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market System on the trading day immediately preceding the date on which the fair market value is determined.

      Expiration of Options. Under the Directors Plan, options are exercisable for not more than 15 years. If an optionee dies before he ceases to be a director of the Company or if he ceases to be a director because he becomes disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 (the "Code"), all options held by the optionee to the extent that such options have not previously expired or been exercised, shall become fully exercisable and vested, and optionee, his estate or beneficiary, shall have the right to exercise his options at any time for a period of twelve months from the date of his death or the date he ceases to be a director of the Company due to disability (if otherwise within the term of the option). If an optionee retires from service as a director of the Company in accordance with the Company's retirement policies, such option shall continue to vest during the lifetime of the optionee in accordance with the Directors Plan and may be exercised at any time during the remaining term of the option. If an optionee that has retired dies subsequent to his retirement during the term of an option, such option shall continue to vest during the lifetime of the optionee in accordance with the Directors Plan and may be exercised at any time during the remaining term of the option. If an optionee that has retired dies subsequent to his retirement during the term of an option, such options shall continue to vest in accordance with the Directors Plan and may be exercised within twelve months of such optionee's death if otherwise within the option period but not thereafter. In the event an optionee ceases to be a director of the Company and certain provisions of the Directors Plan do not apply, the option may be exercised to the extent the option could be exercised immediately prior to such cessation, at any time within nine months after the date of such cessation. In no event will an option be exercisable after the expiration date of the option.

      Non-transferability. The rights of an optionee under the Directors Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution. Options granted under the Directors Plan are exercisable during the optionee's lifetime only by the optionee.

      Amendment and Termination. The Board of Directors may at any time terminate or amend the Directors Plan. Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. Amendments to the Directors Plan to increase the number of shares available for issuance or change the class of persons eligible to receive options; modify the requirements as to the eligibility for participation in the Directors Plan; extend the term of the Directors Plan or the maximum term of the options granted; alter any outstanding option agreement to the detriment of the optionee without his consent; or decrease, directly or indirectly, the option price applicable to any option granted under the Directors Plan are subject to the approval of the Company's stockholders. Further, the provisions of the Directors Plan relating to grants and the terms and conditions of the option price under the Directors Plan shall not be amended more than once every six months, other than to comport with changes in the Code. The Directors Plan is a ten year plan, expiring on the earlier of (i) January 1, 2006 or (ii) the date as of which there are not sufficient Director Options available under the Plan to allow for the grant to each director.

      Accelerated Vesting. If the Company shall at any time participate in a reorganization to which Section 368 of the Code applies and the Company is not the surviving entity or the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give each optionee written notice of such fact on or before fifteen (15) days before such reorganization, and each option shall be exercisable in full after receipt of such notice and prior to such reorganization; however, options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes.

      Dissolution of Company. In the event of the proposed dissolution or liquidation of the Company, the outstanding options granted shall terminate as of the date to be fixed by the Stock Option Committee, provided that not less than thirty (30) days' prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his options.

      Adjustments Upon Changes in Capitalization. The aggregate number of shares of Common Stock for which options may be granted to persons participating under the Plan, the number of shares covered by each outstanding option, and the exercise price per share for each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares after the date of grant, the payment of a stock dividend after the date of grant, or other decrease or increase in the shares of outstanding common stock effected after the date of grant without receipt of consideration by the Company.

      Federal Income Tax Consequences. The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Directors Plan (or the grant or exercise of options thereunder) under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Directors Plan should consult with their personal tax advisors prior to engaging in any transactions under the Directors Plan.

      The characterization of income as either ordinary income or capital gain is still required by the Code, and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

      Non-Qualified Stock Options ("NQSO"). In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise of the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the "Section 16(b) Deferral Rule") applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an "insider's" profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the
Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under
Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock of the expiration of such period (the "Section 16(b) Expiration Date").

      The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under
Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

      An option holder's tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder's tax basis for such shares generally will be treated as a capital gain or loss, which will be short term or long-term depending on whether the shares are held for the application long-term holding period following exercise of the option. However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filing an election under Section 83(b) of the Code, such option holder's capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

      Use of Common Stock to Pay Exercise Price. Subject to the provisions of the Directors Plan, an option holder may be permitted to use shares of the Company's Common Stock (previously acquired by the option holder) to pay the exercise price under an NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of Common Stock to exercise stock options. If an individual exercises a NQSO by delivering other shares, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual's tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual's tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual's tax basis in the shares surrendered and the individual's holding period for such number of shares received will include the individual's holding period for the share surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash.

      Company Deductions. In general, the Company will be entitled to a deduction with respect to NQSO's granted under the Directors Plan in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

      Withholdings and Information Reports. The Company generally is required to make applicable federal payroll withholdings with respect to compensation income recognized by optionees under the Directors Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the optionee, by having the optionees pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an optionee) attributable to transactions involving the Directors Plan.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

      The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2004.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

      KPMG LLP has audited the Company's financial statements annually since fiscal 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

      For the Company's last two fiscal years, the aggregate fees billed by the Company's Independent Auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in its Annual Report on Form 10-K for the fiscal years ended December 31, 2003 and 2002, and (ii) the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-Q for each of its fiscal quarters in such years were approximately $455,000.

AUDIT-RELATED FEES

      The aggregate fees billed in each of the last two fiscal years for assurance and related services by the Company's Independent Auditors that are reasonably related to the performance of the audit or review of the Company's financial statements which are not reported in Audit Fees were approximately $10,000.

TAX FEES

      There were no fees billed in each of the Company's last two fiscal years for professional services rendered by the Company's Independent Auditors for tax compliance, tax advice or tax planning.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of, its information system or managing its local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

ALL OTHER FEES

      There were no fees billed to the Company for other services rendered by the Independent Auditors for the Company's last two fiscal years.

      The Audit Committee has advised the Company that it has approved all of the services described in the sections Audit Related Fees, Tax Fees and Other Fees, and it has determined that the non-audit services rendered by its Independent Auditors during its most recent fiscal year are compatible with maintaining their independence.

PRE-APPROVAL POLICIES

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the Independent Auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

      During the year, circumstances may arise when it may become necessary to engage Independent Auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Auditors. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

      All fiscal year 2003 audit and non-audit services provided by the Independent Auditors were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

OTHER BUSINESS

      The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

VOTING PROCEDURES

      Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

      With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

NO INCORPORATION BY REFERENCE

      In our filings with the SEC, information is sometimes "incorporated by reference". This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the stock performance graph of this proxy statement, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC.

      This proxy statement is sent to you as part of the proxy materials for the 2004 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

                        2005 PROPOSALS FOR ANNUAL MEETING

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Under the rules of the SEC, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2005 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 22, 2004, which is not less than 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. The proposal should be sent to J. Graeme McWhirter, Secretary, at the address of the Company set forth on the first page of this Proxy Statement. If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2005 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws. The Bylaws require that any stockholder who would like to nominate an individual for election as a Director or who wishes to introduce a proposal or other business at the Company's 2005 Annual Meeting of Stockholders must give the Company advance written notice thereof not less than 90 days nor more than 120 days prior to the anniversary date of the date the Company first mailed its proxy material for the 2004 Annual Meeting or December 30, 2004 to January 28, 2005. Shareholders may request a copy of the Bylaws from J. Graeme McWhirter, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

ANNUAL REPORT

      The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) INCLUDING THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF J. GRAEME MCWHIRTER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT. YOU CAN ALSO ACCESS OUR SEC FILINGS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K, ON OUR WEBSITE AT WWW.MEDIALINK.COM AND ON THE SEC WEBSITE AT WWW.SEC.GOV.

                                              By Order of the Board of Directors

                                              MEDIALINK WORLDWIDE INCORPORATED

                                              J. Graeme McWhirter
                                              Secretary


Dated: April 28, 2004

                        MEDIALINK WORLDWIDE INCORPORATED

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        MEDIALINK WORLDWIDE INCORPORATED
           IN CONNECTION WITH ITS 2004 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 10, 2004

      The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and J. Graeme McWhirter or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2004 annual meeting of stockholders of the Company to be held on June 10, 2004, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:

      PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

                         (Continued on the reverse side)






                           /\ FOLD AND DETACH HERE /\

                        MEDIALINK WORLDWIDE INCORPORATED

                                 Annual Meeting

                                       of

                                  Stockholders

                             Thursday-June 10, 2004

                                    9:30 A.M.

                        Medialink Worldwide Incorporated

                                708 Third Avenue

                            New York, New York 10017

MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW.

                          Please mark your votes as   |X|
                            indicated in this example

1. ELECTION OF NOMINEES-To elect each of 01 Bruce E. Bishop, 02 John M. Greening, 03 Catherine Lugbauer and 04 Theodore Wm. Tashlik as a director of the Company to serve three-year terms until the Company's 2007 Annual Meeting of Stockholders.

     FOR all nominees listed                        WITHHOLD AUTHORITY to
     above (except as marked                       vote for all nominees
        to the contrary)                                listed above

              |_|                                           |_|

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. To amend the Company's 1996 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock for issuance thereunder and to extend the term of such Plan for an additional ten years.

3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

               FOR                AGAINST                 ABSTAIN

               |_|                  |_|                     |_|

4. In their discretion upon such other matters as may properly come before the Meeting.

This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.

Dated:______________________________________________________________, 2004

                                   (Signature)

                                   (Signature)

                               (Title or Capacity)

(Please sign your name or names exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)





                           /\ FOLD AND DETACH HERE /\

                                                                      APPENDIX A

                        MEDIALINK WORLDWIDE INCORPORATED

                          NOMINATING COMMITTEE CHARTER

MEMBERSHIP

      The Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Medialink Worldwide Incorporated (the "Company") shall consist of at least two directors, all of whom the Board shall determine are "independent" in accordance with rules promulgated by the National Association of Securities Dealers' listing standards. Based on the recommendation of the Committee, the Board annually shall elect the members following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

PURPOSE, AUTHORITY AND RESPONSIBILITIES

      The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; and to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees.

      In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

            o to review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

            o to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

            o to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

            o to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

            o to make recommendations to the Board as to determinations of director independence;

            o     to recommend to the Board retirement policies for directors;

            o to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

            o to recommend to the Board directors to serve as members of and to chair each committee of the Board;

            o to evaluate the Committee's performance at least annually and report to the Board on such evaluation;

            o to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

            o to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

            o to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

PROCEDURES

      The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

      The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm or other advisors that it retains.

      The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

                                                                      APPENDIX B

                        MEDIALINK WORLDWIDE INCORPORATED

                             AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

      The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the Corporation's independent accountants and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

      The Board of Directors shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the Corporation's Chief Executive Officer, Chief Financial Officer and the lead independent audit partner of the Corporation's independent accountants.

RESPONSIBILITIES

      The Audit Committee's primary responsibilities include:

            o Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

            o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee and the Board to report on any and all appropriate matters.

            o Providing guidance and oversight to the Corporation, including reviewing the organization, plans and results of such activity.

            o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation's report on Form 10-K.

            o Reviewing with management and the independent auditor quarterly financial information prior to the Corporation's filing of Form 10-Q. This review may be performed by the Committee or its Chairperson.

            o Discussing with management and the external auditors the quality and adequacy of the Corporation's internal controls.

            o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance areas as may be appropriate.

            o Reviewing with management and the independent auditor the fees and expenses to be paid to the independent auditor.

            o Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement, including appropriate oversight conclusions, for submission to the shareholders.

            o Pre-approving, or adopting appropriate procedures to pre-approve all audit and non-audit services to be provided to the Corporation by the independent auditors.

            o Establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal auditing controls or auditing matters, and for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

REVISIONS TO CHARTER

              This Charter shall be reviewed, updated and approved annually by the Board of Directors.